EXHIBIT 4
                                                                  Execution Copy

                      AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization ("Agreement") is made as of this 13th day of December, 2006, by and between The Advisors' Inner Circle Fund, a Massachusetts trust, ("Trust"), with respect to the Large Cap Core Equity, Mid Cap Value, Intermediate-Term Bond and Georgia Municipal Bond Funds, each series of the Trust (collectively, the "Reorganizing Funds" and individually, a "Reorganizing Fund"), and Sentinel Group Funds, Inc., a Maryland corporation, ("Corporation"), with respect to the Sentinel Common Stock, Sentinel Mid Cap Value, Sentinel Government Securities and Sentinel Georgia Municipal Bond Funds, each of which are or will be a series of the Corporation (collectively, "Surviving Funds" and individually, a "Surviving Fund"). The Reorganizing Funds and the Surviving Funds may also be referred to in this Agreement collectively as "Funds" and individually as a "Fund". Except for the Funds, no other series of either the Trust or the Corporation are parties to this Agreement.

                                    RECITALS

This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended ("Code") and the Treasury Regulations promulgated under Section 368 of the Code. The reorganization will consist of: (i) the transfer of the assets of each Reorganizing Fund as set forth in paragraph 1.2 of this Agreement (other than the assets of the Reorganizing Fund reserved to discharge its liabilities in accordance with paragraph 1.3 of this Agreement) ("Assets") in exchange for shares of the corresponding Surviving Fund ("Surviving Fund Shares"); and (ii) the distribution of Surviving Fund Shares to the holders of shares of the corresponding Reorganizing Fund and the liquidation of such Reorganizing Fund as provided herein, all upon the terms and conditions set forth in this Agreement (each, a "Reorganization"), as indicated below:


------------------------------------------------------------ ---------------------------------------------------------
REORGANIZING FUND/CLASS                                      SURVIVING FUND/CLASS
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Large Cap Core Equity Fund                                   Sentinel Common Stock Fund
         Class A                                                      Class A
         Class B                                                      Class A
         Class C                                                      Class C
         Institutional Class                                          Class I
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Mid Cap Value Fund                                           Sentinel Mid Cap Value Fund
         Class A                                                      Class A
         Class B                                                      Class A
         Class C                                                      Class C
         Institutional Class                                          Class I
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Intermediate-Term Bond Fund                                  Sentinel Government Securities Fund
         Class A                                                      Class A
         Class B                                                      Class A
         Institutional Class                                          Class I
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Georgia Municipal Bond Fund                                  Sentinel Georgia Municipal Bond Fund
         Class A                                                      Class A
         Institutional Class                                          Class I
------------------------------------------------------------ ---------------------------------------------------------

WHEREAS, each Reorganizing Fund is a separate series of the Trust, each Surviving Fund is a separate series of the Corporation and the Trust and the Corporation are open-end, registered management investment companies;

WHEREAS, each of the Surviving Fund and the Reorganizing Fund is authorized to issue its respective shares common stock and shares of beneficial interest;

WHEREAS, the Trustees of the Trust have determined that each Reorganization is in the best interests of the Trust and the applicable Surviving Fund and that the interests of the existing shareholders of each Surviving Fund will not be diluted as a result of the Reorganization; and

WHEREAS, the Directors of the Corporation have determined that each Reorganization is in the best interests of the Corporation and the applicable Reorganizing Fund and that the interests of the existing shareholders of each Reorganizing Fund will not be diluted as a result of the Reorganization.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

                                   ARTICLE I
           TRANSFER OF ASSETS OF THE REORGANIZING FUND IN EXCHANGE FOR
         SURVIVING FUND SHARES AND LIQUIDATION OF THE REORGANIZING FUND

1.1 THE EXCHANGE. Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, the Reorganizing Fund agrees to transfer all of its Assets, as set forth in paragraph 1.2, to the Surviving Fund. In exchange, the Surviving Fund agrees:
(i) to deliver to the Reorganizing Fund the number of full and fractional Surviving Fund Shares, determined for each class by (a) multiplying the shares outstanding of that class of the Reorganizing Fund by (b) the ratio computed by dividing (x) the net asset value per share of that class of the Reorganizing Fund by (y) the net asset value per share of the corresponding class of the Surviving Fund Shares computed in the manner and as of the time and date set forth in paragraph 2.2. Holders of shares of each Reorganizing Fund will receive the class of shares of the corresponding Surviving Fund specified in the Recitals. Such transactions shall take place at the closing of the applicable Reorganization on the Closing Date provided for in paragraph 3.1.

1.2 ASSETS TO BE ACQUIRED. (a) The Assets of each Reorganizing Fund to be acquired by the corresponding Surviving Fund shall consist of property having a value equal to the total net assets of such Reorganizing Fund, including, without limitation, cash, securities, commodities, interests in futures and dividends or interest receivable, owned by the Reorganizing Fund and any deferred or prepaid expenses shown as an asset on the books of the Reorganizing Fund on the Closing Date.

(b) The Trust has provided the Corporation with a list of each Reorganizing Fund's portfolio securities as of the date of execution of this Agreement. Each Reorganizing Fund reserves the right to sell any of these securities prior to Closing. The Trust will, within a reasonable time prior to the Closing Date, furnish each Surviving Fund with a list of the securities. In the event that a Reorganizing Fund holds any investments that its corresponding Surviving Fund may not hold, the Reorganizing Fund will dispose of such securities prior to the Closing Date in a manner that does not jeopardize the federal tax-free nature of the Reorganization.

1.3 LIABILITIES TO BE DISCHARGED BY THE REORGANIZING FUNDS. Each Reorganizing Fund will (a) discharge, or make provision for the discharge of, all of its known liabilities and obligations, and (b) make provision for the assumption of all of its unknown liabilities and obligations by Synovus Investment Advisors, Inc. as set forth in paragraph 1.4 of this Agreement, in each case prior to the Closing Date. It is understood and agreed by the parties that no Surviving Fund shall assume any Reorganizing Fund's liabilities or obligations, whether known or unknown. In addition, any reserve created under (a) above shall not cause any Surviving Fund from acquiring at least 90% of the fair market value of the corresponding Reorganizing Fund's net Assets and at least 70% of the fair market value of the corresponding Reorganizing Fund's gross Assets as of the Closing Date.

1.4 LIABILITIES TO BE ASSUMED BY SYNOVUS INVESTMENT ADVISORS, INC. Synovus Investment Advisors, Inc. shall assume any and all unknown liabilities, expenses, costs or charges, accrued or unaccrued, absolute or contingent or conditional or unmatured, incurred by or on behalf of the corresponding Reorganizing Fund specifically arising from or related to the operations and/or transactions of the Reorganizing Funds not otherwise discharged as contemplated by paragraph 1.3(a) of this Agreement ("Assumed Liabilities"). Without limiting the foregoing, Synovus Investment Advisors, Inc. agrees to assume the obligation of the Trust to indemnify and hold harmless the trustees and officers of the Trust with respect to action or omission or alleged action or omission relating to a Reorganizing Fund occurring or alleged to have occurred prior to the consummation of the transactions described in paragraph 1.1 of this Agreement, including the obligation to advance expenses, to the maximum extent permitted by applicable law and as set forth in the Trust's Declaration of Trust and By-Laws.

1.5 LIQUIDATION AND DISTRIBUTION. On or as soon after the Closing Date as is conveniently practicable: (a) each Reorganizing Fund will distribute in complete liquidation of the Reorganizing Fund, pro rata to its shareholders of record, determined as of the close of business on the Closing Date ("Reorganizing Fund Shareholders"), all of the corresponding Surviving Fund Shares received by the Reorganizing Fund pursuant to paragraph 1.1; and (b) each Reorganizing Fund will thereupon proceed to terminate as set forth in paragraph 1.8 below. Such distribution will be accomplished by the transfer of Surviving Fund Shares credited to the account of the applicable Reorganizing Fund on the books of the corresponding Surviving Fund to open accounts on the share records of each Surviving Fund in the name of the corresponding Reorganizing Fund Shareholders, with each such account being credited a number of Surviving Fund Shares representing the respective pro rata number of Surviving Fund Shares due the related shareholders. All issued and outstanding shares of each Reorganizing Fund ("Reorganizing Fund Shares") will simultaneously be canceled on the books of that Reorganizing Fund. The Surviving Fund shall not issue certificates representing Surviving Fund Shares in connection with such transfer. After the Closing Date, each Reorganizing Fund shall not conduct any business except in connection with its termination or as otherwise required by law or the terms of this Agreement.

1.6 OWNERSHIP OF SHARES. Ownership of Surviving Fund Shares will be shown on the books of the Surviving Fund's transfer agent. Surviving Fund Shares equal in value to the aggregate net asset value of the corresponding Reorganizing Fund Shares will be issued simultaneously to the applicable Reorganizing Fund and will be distributed to the applicable Reorganizing Fund Shareholders.

1.7 TRANSFER TAXES. Any transfer taxes payable upon the issuance of Surviving Fund Shares in a name other than the registered holder of the Reorganizing Fund shares on the books of a Reorganizing Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Surviving Fund Shares are to be issued and transferred.

1.8 REPORTING RESPONSIBILITY. Any reporting responsibility of the Reorganizing Funds including, without limitation, the responsibility for filing of regulatory reports, tax returns, or other documents with the Securities and Exchange Commission ("Commission"), any state securities commissions, and any federal state, or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Reorganizing Funds.

1.9 TERMINATION. The Reorganizing Funds shall be terminated under Massachusetts law promptly following the Closing Date and the making of all distributions pursuant to paragraph 1.4.

1.10 BOOKS AND RECORDS. All books and records of the Reorganizing Funds, including all books and records required to be maintained under the Investment Company Act of 1940 (the "1940 Act"), and the related rules and regulations, shall be available to the Surviving Funds from and after the Closing Date and shall be turned over to the Surviving Funds as soon as practicable following the Closing Date.

                                   ARTICLE II
                                    VALUATION

2.1 VALUATION OF ASSETS. The value of the Assets to be acquired by the corresponding Surviving Fund shall be the value of such Assets at the closing of the applicable Reorganization on the Closing Date, using the valuation procedures set forth in the Surviving Fund's then-current prospectus and statement of additional information or such other valuation procedures as shall be mutually agreed upon by the parties.

2.2 VALUATION OF SHARES. The net asset value per share of Surviving Fund Shares shall be the net asset value per share computed at the closing of each applicable Reorganization on the Closing Date, using the valuation procedures set forth in the Surviving Fund's then-current prospectus and statement of additional information, or such other valuation procedures as shall be mutually agreed upon by the parties.

2.3 SHARES TO BE ISSUED. The number of Surviving Fund Shares to be issued (including fractional shares, if any) in exchange for the corresponding Reorganizing Fund's Assets shall be determined by (a) multiplying the shares outstanding of each class of the Reorganizing Fund by (b) the ratio computed by
(x) dividing the net asset value per share of each class of the Reorganizing Fund by (y) the net asset value per share of each class of the corresponding Surviving Fund Shares determined in accordance with paragraph 2.2.

2.4 DETERMINATION OF VALUE. All computations of value shall be made by Sentinel Administrative Services, Inc., on behalf of the Surviving Fund and the Reorganizing Fund.

                                  ARTICLE III
                            CLOSING AND CLOSING DATE

3.1 CLOSING DATE. The closing shall occur on or about March 30, 2007, or such other date(s) as the parties may agree ("Closing Date"). All acts taking place at the closing shall be deemed to take place at 4:00 p.m. Eastern Time on the Closing Date unless otherwise provided herein. The closing shall be held at the offices of Sentinel Asset Management, Inc., One National Life Drive, Montpelier, VT 05604, or at such other time and/or place as the parties may agree.

3.2 CUSTODIAN'S CERTIFICATE. U.S. Bank, N.A., as custodian for the Reorganizing Funds ("Custodian"), shall deliver at the Closing a certificate of an authorized officer stating that: (a) each Reorganizing Fund's portfolio securities, cash, and any other assets have been delivered in proper form to the corresponding Surviving Fund on the Closing Date; and (b) all necessary taxes including all applicable federal and state stock transfer stamps, if any, have been paid, or provision for payment has been made, in conjunction with the delivery of portfolio securities by each Reorganizing Fund.

3.3 EFFECT OF SUSPENSION IN TRADING. In the event that on the scheduled Closing Date, either: (a) the New York Stock Exchange ("NYSE") or another primary exchange on which the portfolio securities of the Surviving Funds or the Reorganizing Funds are purchased or sold shall be closed to trading or trading on such exchange shall be restricted; or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Surviving Funds or the Reorganizing Funds is impracticable, the Closing Date shall be postponed until the first business day after the day when trading is fully resumed and reporting is restored.

3.4 CERTIFICATES. Citigroup Fund Services, LLC, as transfer agent for the Reorganizing Funds as of the Closing Date, shall deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of Reorganizing Fund Shareholders, and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Surviving Funds shall issue and deliver or cause Sentinel Administrative Services, Inc., its transfer agent, to issue and deliver a confirmation evidencing Surviving Fund Shares to be credited on the Closing Date or provide evidence satisfactory to the Reorganizing Funds that the Surviving Fund Shares have been credited to each Reorganizing Fund's account on the books of the corresponding Surviving Fund. The Reorganizing Funds shall deliver at the Closing a certificate of an authorized officer stating that, to the certifying officer's knowledge, (a) the Reorganizing Funds annual and semi-annual reports do not contain any untrue statement of a material fact or omit to state a material fact; (b) the Reorganizing Funds' financial statements, and other financial information included in those reports, fairly present, in all material respects, the financial condition, results of operations and cash flows of the

Reorganizing Funds for the periods presented; and (c) that it is unaware of (i) any significant deficiencies in the design or operation of the Reorganizing Funds' internal controls with respect to financial data, (ii) any material weaknesses in such internal controls or (iii) any fraud involving management or other employees who have a significant role in such internal controls. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts, officer's certificates, transfer agent certificates, custodian certificates, opinions, and other certificates and documents, if any, as such other party or its counsel may reasonably request.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

4.1 REPRESENTATIONS OF THE REORGANIZING FUND. The Trust, on behalf of the Reorganizing Funds, represents and warrants to the Corporation and the Surviving Funds as follows:

a) Each Reorganizing Fund is a legally designated, separate series of the Trust. The Trust is duly organized and validly existing under the laws of Massachusetts.

b) The Trust is registered as an open-end management investment company under the 1940 Act, and the Trust's registration with the Commission as an investment company under the 1940 Act is in full force and effect.

c) The current prospectuses and statement of additional information of the Reorganizing Funds conform in all material respects to the applicable requirements of the Securities Act of 1933 ("1933 Act") and the 1940 Act, and the related rules and regulations, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

d) The Trust and the Reorganizing Funds are not in violation, and the execution, delivery, and performance of this Agreement (subject to shareholder approval) will not result in a violation, of any provision of the Trust's Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Trust or a Reorganizing Fund is a party or by which it is bound.

e) The Trust, with respect to a Reorganizing Fund, has no material contracts or other commitments that will be terminated with liability to it before the Closing Date, except for liabilities, if any, to be discharged as provided in paragraph 1.3 hereof.

f) Except as otherwise disclosed in writing to and accepted by the Surviving Funds, no litigation, administrative proceeding, or investigation by or before any court or governmental body is presently pending or to its knowledge threatened against the Trust or any Reorganizing Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business, or the ability of the Reorganizing Funds to carry out the transactions contemplated by this Agreement.

Neither the Trust nor the Reorganizing Funds know of any facts that might form the basis for the institution of such proceedings and neither is a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

g) The financial statements of the Reorganizing Funds as of October 31, 2005, and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and audited by KPMG, LLP, independent registered public accountants, and such statements (copies of which have been furnished to the Surviving Funds) fairly reflect the financial condition of the Reorganizing Funds as of such date, and there are no known contingent liabilities of any Reorganizing Fund as of such date that are not disclosed in such statements.

h) Since the date of the financial statements referred to in paragraph (g) above, there have been no material adverse changes in any Reorganizing Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by any Reorganizing Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Surviving Funds. For the purposes of this paragraph (h), a decline in the net asset value of a Reorganizing Fund shall not constitute a material adverse change.

i) All federal and other tax returns and reports of the Reorganizing Funds required by law to be filed prior to the date hereof have been filed (and all federal and other tax returns and reports of the Reorganizing Funds required by law to be filed from and after the date hereof to the Closing Date will be filed), and are or will be correct in all material respects and all federal and other taxes required to be shown as due on such returns and reports have been (or will be) paid, or provision shall have been made for the payment thereof. To the best of each Reorganizing Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.

j) All issued and outstanding shares of each Reorganizing Fund are duly and validly issued and outstanding, fully paid and non-assessable by the Reorganizing Fund. All of the issued and outstanding shares of each Reorganizing Fund will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the Reorganizing Fund's transfer agent as provided in paragraph 3.4. Each Reorganizing Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any of the Reorganizing Fund shares, and has no outstanding securities convertible into any of the Reorganizing Fund shares.

k) At the Closing Date, each Reorganizing Fund will have good and marketable title to the Reorganizing Fund's Assets to be transferred to the corresponding Surviving Fund pursuant to paragraph 1.2, and full right, power, and authority to sell, assign, transfer, and deliver such Assets hereunder, free of any lien or other encumbrance, except those liens or encumbrances of which the Surviving Fund has received notice, and, upon delivery and payment for such Assets, and the filing of any articles, certificates or other documents under the laws of Massachusetts, the Surviving Fund will acquire good and marketable title, subject to no restrictions on the full transfer of such Assets, other than such restrictions as might arise under the 1933 Act, and other than as disclosed to and accepted by the Surviving Fund.

l) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Trust and each Reorganizing Fund. Subject to approval by the Reorganizing Fund Shareholders, this Agreement constitutes a valid and binding obligation of the Trust and each Reorganizing Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.

m) The information to be furnished by the Reorganizing Funds for use in the combined Proxy Statement/Prospectus on Form N-14 relating to the Reorganizations ("N-14 Registration Statement") and other documents related to the Reorganizations that may be necessary in connection with the transactions contemplated herein shall comply in all material respects with federal securities and other laws and regulations and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

n) Each Reorganizing Fund has elected to be taxed as and has qualified as a "regulated investment company" under the Code (a "RIC") as of and since its first taxable year; has been a RIC under the Code at all times since the end of its first taxable year when it so qualified; and qualifies and will continue to qualify as a RIC under the Code for its taxable year ending upon its liquidation and has computed its federal income tax under ss.852 of the Code.

o) No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the Securities Exchange Act of 1934 ("1934 Act"), the 1940 Act or Massachusetts law for the execution of this Agreement by the Trust, for itself and on behalf of the Reorganizing Funds, or the performance of the Agreement by the Trust and the Reorganizing Funds, except for the effectiveness of the Registration Statement, and the filing of any articles, certificates or other documents that may be required under Massachusetts law, and except for such other consents, approvals, authorizations and filings as have been made or received, and such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date, it being understood, however, that this Agreement and the transactions contemplated herein must be approved by the shareholders of the Reorganizing Funds as described in paragraph 5.2.

4.2 REPRESENTATIONS OF THE SURVIVING FUNDS. The Corporation, on behalf of the Surviving Funds, represents and warrants to the Trust and the Reorganizing Funds as follows:

a) Each Surviving Fund is a legally designated, separate series of the Corporation. The Corporation is duly organized, validly existing, and in good standing under the laws of Maryland.

b) The Corporation is registered as an open-end management investment company under the 1940 Act, and the Corporation's registration with the Commission as an investment company under the 1940 Act is in full force and effect.

c) The current prospectus and statement of additional information of the Sentinel Common Stock Fund and the Sentinel Government Securities Fund conform and the prospectus and statement of additional information of the Sentinel Mid Cap Value Fund and the Sentinel Georgia Municipal Bond Fund will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the related rules and regulations, and do not or will not, as applicable, include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make such statements therein, in light of the circumstances under which they were made, not misleading.

d) The N-14 Registration Statement, other than as it relates to each Reorganizing Fund and the Trust and their service providers, will, on the effective date of the N-14 Registration Statement, through the time of the special meeting of each Reorganizing Fund's shareholders to consider and act upon this Agreement, and on the Closing Date, (a) comply in all materials respects with the applicable provisions and regulations of the 1933 Act, 1934 Act and 1940 Act, and (b) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the N-14 Registration Statement, in light of the circumstances under which such statements are made, not materially misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information that was furnished by the Trust or a Reorganizing Fund or their agents.

e) The Corporation and the Surviving Funds are not in violation, and the execution, delivery and performance of this Agreement will not result in a violation, of the Corporation's Charter or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Corporation or a Surviving Fund is a party or by which it is bound.

f) Except as otherwise disclosed in writing to and accepted by the Reorganizing Funds, no litigation, administrative proceeding or investigation by or before any court or governmental body is presently pending or to its knowledge threatened against the Corporation or any Surviving Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or the ability of the Surviving Funds to carry out the transactions contemplated by this Agreement. The Corporation and the Surviving Funds know of no facts that might form the basis for the institution of such proceedings and neither is a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated herein.

g) The financial statements of the Surviving Funds as of November 30, 2005 and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and audited by PricewaterhouseCoopers LLP, independent registered public accountants, and such statements and the unaudited financial statements as of May 31, 2006 (copies of which have been furnished to the Reorganizing Funds) fairly reflect the financial condition of the Surviving Funds as of such date, and there are no known contingent liabilities of the Surviving Funds as of such date that are not disclosed in such statements.

h) Since the date of the financial statements referred to in paragraph (f) above, there have been no material adverse changes in any Surviving Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Surviving Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Reorganizing Funds. For the purposes of this paragraph (g), a decline in the net asset value of a Surviving Fund shall not constitute a material adverse change.

i) All federal and other tax returns and reports of the Surviving Funds required by law to be filed prior to the date hereof have been filed (and all federal and other tax returns and reports of the Surviving Funds required by law to be filed from and after the date hereof to the Closing Date will be filed), and all federal and other taxes shown due on such returns and reports have been (or will be) paid, or provision shall have been made for the payment thereof. To the best of each Surviving Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.

j) All issued and outstanding Surviving Fund Shares are duly and validly issued and outstanding, fully paid and non-assessable by the Corporation. Each Surviving Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any Surviving Fund Shares, and there are no outstanding securities convertible into any Surviving Fund Shares.

k) There shall be no issued and outstanding Shares of either the Sentinel Mid Cap Value Fund or the Sentinel Georgia Municipal Bond Fund prior to the Closing Date other than as described in paragraph 6.2 of this Agreement.

l) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Corporation and the Surviving Funds, and this Agreement constitutes a valid and binding obligation of the Corporation and the Surviving Funds, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.

m) Surviving Fund Shares to be issued and delivered to each Reorganizing Fund for the account of the Reorganizing Fund Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized. When so issued and delivered, such shares will be duly and validly issued Surviving Fund Shares, and will be fully paid and non-assessable and no shareholder of the Company has any preemptive right to subscription or purchase in respect thereof.

n) The information to be furnished by the Surviving Funds for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall comply in all material respects with federal securities and other laws and regulations and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

o) Each Surviving Fund has elected to be taxed as and has qualified as a RIC under the Code as of and since its first taxable year; has been a RIC under the Code at all times since the end of its first taxable year when it so qualified; and qualifies and shall continue to qualify as a RIC under the Code for its current taxable year.

p) No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or Maryland law for the execution of this Agreement by the Trust, for itself and on behalf of the Surviving Funds, or the performance of the Agreement by the Corporation and the Surviving Funds, except for the effectiveness of the Registration Statement, and the filing of any articles, certificates or other documents that may be required under Maryland law, and such other consents, approvals, authorizations and filings as have been made or received, and except for such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.

q) The Corporation and the Surviving Funds agree to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

                                   ARTICLE V
                             COVENANTS OF THE FUNDS

5.1 OPERATION IN ORDINARY COURSE. The Surviving Funds and the Reorganizing Funds will each operate its respective business in the ordinary course between the date of this Agreement and the Closing Date, it being understood that such ordinary course of business will include customary dividends, shareholder purchases and redemptions and such selling and purchasing of securities and other changes as are contemplated by the Reorganizing Funds' normal operations. No party shall take any action that would, or reasonably would be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect.

5.2 APPROVAL OF SHAREHOLDERS. The Trust will call a special meeting of the Reorganizing Fund Shareholders to consider and act upon this Agreement and to take all other appropriate action necessary to obtain approval of the transactions contemplated herein. Approval of this Agreement by the shareholders of the Mid Cap Value Fund and Georgia Municipal Bond Fund, respectively, shall include approval of (a) the Investment Advisory Agreement between the Corporation, on behalf of the Sentinel Mid Cap Value Fund or the Sentinel Georgia Municipal Bond Fund (as applicable), and Sentinel Asset Management, Inc. and (b) the Investment Sub-Advisory Agreement between the Sentinel Asset Management, Inc. and Steinberg Asset Management LLC (with respect to the Sentinel Mid Cap Value Fund) or GLOBALT, Inc. (with respect to the Sentinel Georgia Municipal Bond Fund).

5.3 INVESTMENT REPRESENTATION. Each Reorganizing Fund covenants that the Surviving Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Agreement.

5.4 ADDITIONAL INFORMATION. The Reorganizing Funds will assist the Surviving Funds in obtaining such information as the Surviving Funds reasonably requests concerning the beneficial ownership of the Reorganizing Funds' shares.

5.5 FURTHER ACTION. Subject to the provisions of this Agreement, the Surviving Funds and the Reorganizing Funds will each take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.

5.6 STATEMENT OF EARNINGS AND PROFITS. As promptly as practicable, but in any case within sixty days after the Closing Date, each Reorganizing Fund shall furnish the corresponding Surviving Fund, in such form as is reasonably satisfactory to the Surviving Fund, a statement of the earnings and profits of the Reorganizing Fund for federal income tax purposes that will be carried over by the Surviving Fund as a result of Section 381 of the Code. Such statement will be certified by the Trust's Treasurer.

5.7 PREPARATION OF FORM N-14. The Surviving Funds will draft and file with the Commission N-14 Registration Statement in compliance with the 1933 Act, the 1934 Act and the 1940 Act, as applicable. Each party will provide the other party with the materials and information necessary to prepare the N-14 Registration Statement and related materials.

5.8 FINAL DIVIDEND. On or before the Closing Date, each Reorganizing Fund shall have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of the Reorganizing Fund's investment company taxable income (computed without regard to any deduction for dividends paid), if any, plus the excess, if any, of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all taxable periods or years ending on or before the Closing Date, and all of its net capital gains realized (after reduction for any capital loss carry forward), if any, in all taxable periods or years ending on or before the Closing Date.

5.9 TAX-FREE REORGANIZATION. It is the intention of the parties that the transaction will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither the Trust, the Corporation, the Reorganizing Funds nor the Surviving Funds shall take any action or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code. At or prior to the Closing Date, the parties to this Agreement will take such reasonable action, or cause such action to be taken, as is reasonably necessary to enable Sidley Austin LLP to render the tax opinion contemplated in the Agreement.

5.9 ACCESS TO BOOKS AND RECORDS. Upon reasonable notice, each of the Trust and the Reorganizing Fund shall make available to the Corporation's officers and agents all books and records of the Trust and the Reorganizing Fund.

5.10 REASONABLE BEST EFFORTS. Each of the Trust, the Corporation, the Surviving Fund and the Reorganizing Fund shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement.

5.11 AUTHORIZATIONS. Each Surviving Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and any state blue sky or securities laws as it may deem appropriate in order to operate in the normal course of business after the Closing Date.

                                   ARTICLE VI
          CONDITIONS PRECEDENT TO OBLIGATIONS OF THE REORGANIZING FUNDS

6.1 PERFORMANCE OF OBLIGATIONS. The obligations of each Reorganizing Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the corresponding Surviving Fund of all the obligations to be performed by the Surviving Fund pursuant to this Agreement on or before the Closing Date.

6.2 INTITIAL SHAREHOLDER. Prior to the Closing Date, (a) the Directors of the Sentinel Mid Cap Value Fund and Sentinel Georgia Municipal Bond Fund shall have authorized the issuance of and each such Fund shall have issued one share of such Fund to Sentinel Asset Management, Inc. in consideration of the payment of $1.00, (b) Sentinel Asset Management, Inc. shall have, among other things, approved as the sole initial shareholder (i) the Investment Advisory Agreement between the Corporation, on behalf of the Sentinel Mid Cap Value Fund or the Sentinel Georgia Municipal Bond Fund (as applicable), and Sentinel Asset Management, Inc. and (ii) the Investment Sub-Advisory Agreement between the Sentinel Asset Management, Inc. and Steinberg Asset Management LLC (with respect to the Sentinel Mid Cap Value Fund) or GLOBALT, Inc. (with respect to the Sentinel Georgia Municipal Bond Fund), and (c) immediately prior to or contemporaneously with the consummation of the transactions described in this Agreement, the share of each of the Sentinel Mid Cap Value Fund and Sentinel Georgia Municipal Bond Fund acquired by Sentinel Asset Management, Inc. has been or is redeemed for $1.00.

6.3 TRUE REPRESENTATIONS AND WARRANTIES. All representations, covenants, and warranties of each Surviving Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Corporation shall have delivered to the Trust a certificate executed in the Corporation's name by its President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Trust and dated as of the Closing Date, to such effect and as to such other matters as the Corporation shall reasonably request.

6.4 CORPORATE OPINION. Each Reorganizing Fund shall have received on the Closing Date an opinion of Sidley Austin LLP, counsel to each Surviving Fund, in a form reasonably satisfactory to the corresponding Reorganizing Fund, and dated as of the Closing Date, to the effect that:

a) The Corporation is a corporation incorporated, existing and in good standing under Maryland law. The Corporation has the corporate power to own its properties and conduct its business as a registered investment company. The Corporation has all necessary federal, state and local authorization to own all of its properties and assets and to carry on its business as it is now being conducted and to carry out this Agreement. Each Surviving Fund is a separate series of common stock, par value $0.01 per share, of the Corporation that has been duly classified and designated in accordance with the applicable provisions of the Corporation's Charter. The Corporation has all necessary federal, state and local authorizations to own all of the properties and assets and to carry on its business as now being conducted;

b) The Surviving Fund Shares to be delivered to the Trust as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by the Company and no shareholder of the Company has any preemptive right to subscription or purchase in respect thereof;

c) The Corporation is registered with the Commission as an open-end management investment company under the 1940 Act; such registration has not been revoked or rescinded and is in full force and effect and each Surviving Fund is in compliance in all material respects with the 1940 Act and its rules and regulations;

d) To such counsel's knowledge, no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by each Surviving Fund of the transactions contemplated in this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws;

e) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Board of Directors of the Corporation and, assuming due authorization, execution and delivery of this Agreement by the Trust, this Agreement constitutes a valid and binding obligation of the Corporation, on behalf of each Surviving Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

f) To the knowledge of such counsel, except as has been disclosed in writing to the Trust, no litigation or administrative proceedings or investigation of or before any court or governmental body is presently pending as to a Surviving Fund or an of its properties or assets or any person whom the Surviving Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Surviving Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby; and

g) To such counsel's actual knowledge, the Registration Statement, other than as it relates to each Reorganizing Fund, (a) complies in all material respects with the provisions and regulations of the 1933 Act, 1934 Act and 1940 Act, and (b) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement, in light of the circumstances under which such statements are made, not materially misleading; provided, however, that the opinion shall only apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information that was furnished by the Corporation.

Such counsel shall be entitled to state that they have relied upon officers' certificates and certificates of public officials in rendering their opinion.

6.6 FEES AND EXPENSES. All fees and expenses associated with Reorganizing Funds and Surviving Funds participation in the Reorganizations contemplated by this Agreement shall have been or, when due, will be paid in full by Sentinel Asset Management, Inc., Synovus Investment Advisors, Inc. and/or their affiliates.

6.7 ASSUMPTION OF ASSUMED LIABILITIES BY SYNOVUS INVESTMENT ADVISORS, INC. The Trust, on behalf of each Reorganizing Fund, shall have received an agreement executed by Synovus Investment Advisors, Inc., in a form reasonably satisfactory to the Trust, and dated as of the Closing Date, memorializing the assumption of the Assumed Liabilities by Synovus Investment Advisors, Inc., as contemplated by paragraph 1.3(b) of this Agreement.

                                  ARTICLE VII
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                                 SURVIVING FUNDS

7.1 PERFORMANCE OF OBLIGATIONS. The obligations of each Surviving Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the corresponding Reorganizing Fund of all the obligations to be performed by the Reorganizing Fund pursuant to this Agreement, on or before the Closing Date.

7.2 TRUE REPRESENTATIONS AND WARRANTIES. All representations, covenants, and warranties of each Reorganizing Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of such Closing Date. The Trust shall have delivered to the Corporation on such Closing Date a certificate executed in the Trust's name by the Corporation's President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Corporation and dated as of such Closing Date, to such effect and as to such other matters as the Trust shall reasonably request.

7.3 STATEMENT OF ASSETS AND LIABILITIES. Each Reorganizing Fund shall have delivered to the corresponding Surviving Fund a statement of the Reorganizing Fund's assets and liabilities, together with a list of the Reorganizing Fund's portfolio securities showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of the Trust.

7.4 CORPORATE OPINION. Each Surviving Fund shall have received on the Closing Date an opinion of Morgan, Lewis & Bockius LLP, counsel to each Reorganizing Fund, in a form reasonably satisfactory to the corresponding Surviving Fund, and dated as of the Closing Date, to the effect that:

a) The Trust is a trust existing under Massachusetts law. The Trust has the power to own its properties and conduct its business as a registered investment company. The Trust has all necessary federal, state and local authorization to own all of its properties and assets and to carry on its business as it is now being conducted and to carry out this Agreement. Each Reorganizing Fund is a separate series of the Trust that has been duly classified and designated in accordance with the applicable provisions of the Trust's Declaration of Trust. The Trust has all necessary federal, state and local authorizations to own all of the properties and assets and to carry on its business as now being conducted;

b) The Trust is registered with the Commission as an open-end management investment company under the 1940 Act; such registration has not been revoked or rescinded and is in full force and effect and each Reorganizing Fund is in compliance in all material respects with the 1940 Act and its rules and regulations;

c) To such counsel's knowledge, no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by each Reorganizing Fund of the transactions contemplated in this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws;

d) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Board of Trustees of the Trust and, assuming due authorization, execution and delivery of this Agreement by the Corporation, this Agreement constitutes a valid and binding obligation of the Trust, on behalf of each Reorganizing Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles; and

e) To such counsel's actual knowledge, the Registration Statement, other than as it relates to each Surviving Fund, (a) complies in all material respects with the provisions and regulations of the 1933 Act, 1934 Act and 1940 Act, and (b) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement, in light of the circumstances under which such statements are made, not materially misleading; provided, however, that the opinion shall only apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information that was furnished by the Trust.

Such counsel shall be entitled to state that they have relied upon officers' certificates and certificates of public officials in rendering their opinion.

                                  ARTICLE VIII
               FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                     REORGANIZING FUNDS AND SURVIVING FUNDS

If any of the conditions set forth below do not exist on or before the Closing Date, each party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

8.1 SHAREHOLDER VOTE. This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of each Reorganizing Fund in accordance with applicable law and the provisions of the Trust's Declaration of Trust and By-Laws. Certificates evidencing such approval shall have been delivered to the corresponding Surviving Fund. Notwithstanding anything herein to the contrary, neither a Surviving Fund nor a Reorganizing Fund may waive the conditions set forth in this paragraph 8.1 with respect to a Reorganization.

8.2 ORDERS AND PROCEEDINGS. On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act. Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

8.3 CONSENTS. All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of State securities authorities, including any necessary "no-action" positions and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of any Surviving Fund or Reorganizing Fund, provided that either party hereto may waive any such conditions for itself.

8.4 EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued. To the best knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.5 TAX OPINION. The parties shall have received an opinion of Sidley Austin LLP substantially to the effect that for federal income tax purposes:

a) The transfer of all of the Assets of each Reorganizing Fund to the corresponding Surviving Fund solely in exchange for Surviving Fund Shares (followed by the distribution of Surviving Fund Shares to the Reorganizing Fund Shareholders termination and liquidation of the Reorganizing Fund) will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code, and with respect to the Synovus Mid Cap Value Fund and Synovus Georgia Municipal Bond Fund, within the meaning of Section 368(a)(1)(f) of the Code, and the Surviving Fund and the Reorganizing Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

b) No gain or loss will be recognized by any Surviving Fund upon the receipt of the Assets of the Reorganizing Fund solely in exchange for Surviving Fund Shares.

c) No gain or loss will be recognized by any Reorganizing Fund upon the transfer of the Reorganizing Fund's Assets to the corresponding Surviving Fund solely in exchange for Surviving Fund Shares or upon the distribution (whether actual or constructive) of Surviving Fund Shares to Reorganizing Fund Shareholders in exchange for their Reorganizing Fund Shares.

d) No gain or loss will be recognized by any Reorganizing Fund Shareholder upon the exchange of its Reorganizing Fund Shares for Surviving Fund Shares.

e) The aggregate tax basis of the Surviving Fund Shares received by each Reorganizing Fund Shareholder pursuant to a Reorganization will be the same as the aggregate tax basis of the Reorganizing Fund Shares held by it immediately prior to the Reorganization. The holding period of Surviving Fund Shares received by each Reorganizing Fund Shareholder will include the period during which the Reorganizing Fund Shares exchanged therefor were held by such shareholder, provided the Reorganizing Fund Shares are held as capital assets at the time of the Reorganization.

f) The tax basis of each Reorganizing Fund's Assets acquired by the corresponding Surviving Fund will be the same as the tax basis of such Assets to the Reorganizing Fund immediately prior to the Reorganization. The holding period of the Assets of each Reorganizing Fund in the hands of the corresponding Surviving Fund will include the period during which those Assets were held by the Reorganizing Fund.

Such opinion shall be based on customary assumptions and such representations as Sidley Austin LLP may reasonably request, and the Reorganizing Funds and Surviving Funds will cooperate to make and certify the accuracy of such representations. Notwithstanding anything herein to the contrary, neither the Trust nor the Corporation may waive the conditions set forth in this paragraph 8.5.

8.6 PURCHASE AGREEMENT. All conditions under the Agreement, dated December 13, 2006, by and among Sentinel Asset Management, Inc., Synovus Investment Advisors, Inc. and Synovus Financial Corp. ("Purchase Agreement") to Closing (as defined in the Purchase Agreement) shall have been or concurrently be satisfied or waived as contemplated by the Purchase Agreement.

                                   ARTICLE IX
                                    EXPENSES

Unless otherwise agreed by Sentinel Asset Management, Inc. and Synovus Investment Advisors, Inc., Sentinel Asset Management, Inc., Synovus Investment Advisors, Inc. and/or their affiliates will bear and pay all fees and expenses associated with Surviving Funds' and Reorganizing Funds' participation in the Reorganization without regard to whether the applicable Reorganization is consummated (and, except as provided in the following proviso, in no event shall the Surviving Funds or Reorganizing Funds bear such expenses), provided, however, that each Surviving Fund shall bear its expenses associated with the qualification of Surviving Fund Shares for sale in the various states and each Reorganizing Fund will bear its own expenses related to transactions in its portfolio securities in anticipation of a Reorganization. Reorganization expenses include, without limitation: (a) expenses associated with the preparation and filing of the Proxy Materials; (b) postage; (c) printing; (d) accounting fees; (e) legal fees incurred by each Fund; (f) solicitation costs of the transaction; and (g) other related administrative or operational costs.

All such fees and expenses so borne and paid by Sentinel Asset Management, Inc., Synovus Investment Advisors, Inc. and/or their affiliates shall be solely and directly related to the transactions contemplated by this Agreement and shall be paid directly by Sentinel Asset Management, Inc, Synovus Investment Advisors, Inc. and/or their affiliates to the relevant providers of services or other payees in accordance with the principles set forth in the Internal Revenue Service Rev. Ruling 73-54, 1973-1 C.B. 187.

                                   ARTICLE X
                                ENTIRE AGREEMENT

The parties agree that neither party has made to the other party any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between the parties.

                                   ARTICLE XI
                                   TERMINATION

This Agreement will automatically terminate upon any termination of the Purchase Agreement prior to or on the Closing Date. This Agreement may be terminated by the mutual agreement of the Trust and the Corporation. In addition, either the Trust or the Corporation may at its option terminate this Agreement at or before the Closing Date due to:

a) a breach by the other of any representation, warranty, or agreement contained herein to be performed at or before the Closing Date, if not cured within 30 days;
b) a condition herein expressed to be precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or

c) a determination by a party's Board of Directors/Trustees, as appropriate, that the consummation of the transactions contemplated herein is not in the best interest of the Corporation or the Trust, respectively, and notice given to the other party hereto.

In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of any of the Corporation, Surviving Funds, Trust, Reorganizing Funds or their respective directors/trustees or officers, to the other party or its directors/trustees or officers.

                                  ARTICLE XII
                                   AMENDMENTS

This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of the Corporation and the Trust; provided, however, that following the meeting of the Reorganizing Fund Shareholders called by the Reorganizing Fund pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Surviving Fund Shares to be issued to the corresponding Reorganizing Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

                                  ARTICLE XIII
               HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
                            LIMITATION OF LIABILITY

13.1 HEADINGS. The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

13.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont, without regard to the conflict of laws rules of that or any other jurisdiction.

13.4 SUCCESSORS AND ASSIGNMENTS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this paragraph, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

13.5 MASSACHUSETTS BUSINESS TRUST. The Trust is a business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust or any Reorganizing Fund entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are not made individually, but in such capacities; and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but only the assets of the Trust and all persons dealing with any series or funds of the Trust, such as the Reorganizing Funds, with respect to all obligations contained in this Agreement, must look solely to the assets of the Trust belonging to such series or fund for the enforcement of any claims against the Trust.

                            [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

                              SENTINEL GROUP FUNDS, INC., on behalf of the Sentinel Common Stock Fund, Sentinel Mid Cap Value Fund, Sentinel Government Securities Fund and Sentinel Georgia Municipal Bond Fund

                              ------------------------------------------
                              Christian W. Thwaites
                              President & Chief Executive Officer


                              THE ADVISORS' INNER CIRCLE FUND, on behalf of the Large Cap Core Equity Fund, Mid Cap Value Fund, Intermediate-Term Bond Fund and Georgia Municipal Bond Fund

                              ------------------------------------------
                              James F. Volk
                              President

                              SYNOVUS  INVESTMENT  ADVISORS,  INC.,
                              solely with respect to paragraph 1.4

                              ------------------------------------------
                              William H. Roach
                              President